Exhibit 99.1
Wheels Up Announces Fourth Quarter Results
Significant improvement in Net loss and first-ever positive Adjusted EBITDAR on benefits from fleet transition and cost reduction initiatives
Operational reliability reaches record levels in fourth quarter
Fleet modernization, introduction of Signature Membership, and Delta partnership advance commercial momentum

ATLANTA – February 19, 2026 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the fourth quarter of 2025. Highlights of the quarter, including GAAP results, non-GAAP financial measures and key operating metrics, are on pages three and four and incorporated herein.

Commentary from Wheels Up’s Chief Executive Officer George Mattson about the company’s financial and operating results for the fourth quarter ended December 31, 2025 is included in an Investor Letter that can be found on Wheels Up’s Investor Relations website at https://investors.wheelsup.com.

Fourth Quarter 2025 Results
•Private jet Flight revenue was up 4% sequentially from the third quarter and flat year-over-year. Total Revenue of $184 million was flat sequentially and down 10% year-over-year, reflecting discontinued membership programs, lower group charter sales, and the divestiture of non-core services businesses in the third quarter of 2025
•Net loss of $29 million, a 67% year-over-year improvement driven by a stronger mix of profitable membership and charter flying, exit of unprofitable fleets, early progress toward its $70 million annual run-rate cost reduction target, and one-time gains from aircraft sale-leaseback transactions
•Positive Adjusted EBITDA of $33 million, and Adjusted EBITDAR of $37 million, both improving by more than $40 million year-over-year
•Gross profit of $13 million, with the year-over-year result pressured by approximately $9 million of non-recurring fleet modernization expenses
•Adjusted Contribution of $35 million, and Adjusted Contribution Margin of 19.1%, roughly flat versus the prior year period, with transitory inefficiencies associated with fleet modernization negatively impacting Adjusted Contribution Margin by approximately 3.5 points in the fourth quarter
•Quarter-end liquidity of $234 million, including $134 million of cash and cash equivalents, and the company’s undrawn $100 million revolving credit facility

“Over the past year, we have stabilized private jet revenue, strengthened our revenue mix, invested in operational reliability and fleet modernization, and enhanced the customer experience, driving a meaningful improvement in profitability,” said Wheels Up Chief Executive Officer George Mattson. “In 2026, we expect to complete our membership program and fleet transition and fully align our products, services, and operations with our strategy. With a modernized fleet, a stronger mix of corporate and high‑value customers, continued operational and cost discipline, and the unique competitive advantages from our Delta partnership, we are advancing toward our long‑term objective of sustainable, profitable growth.”

Business highlights
•Continued operational excellence underpins financial progress. Wheels Up delivered a Completion Rate of 99%, up 1 point year-over-year, and On-Time Performance (D-60) of 91%, up 4 points from the prior period. The company achieved 24 brand days in the quarter, days with a perfect Completion Rate and no cancellations, including six out of the seven busiest days during the Christmas holiday period - providing a best-in-class experience for customers.

•New go-to-market model, fully integrating the company’s global aviation platform under one brand. Wheels Up has unified its full range of customer offerings under a single brand and organizational structure. The newly integrated commercial model will provide a single, personalized team to manage private aviation membership, global private charter, group charter, and hybrid private-commercial itineraries. This approach fully realizes and delivers the breadth of the Wheels Up portfolio and reinforces the company's commitment to a more personalized, customer-centric, end-to-end aviation experience.

•Complete fleet transition expected by year end. Premium Phenom and Challenger jets comprised approximately 40% of Wheels Up’s controlled jet fleet at quarter end. The company has continued to add to these fleets in 2026 and expects its fleet transformation will be completed ahead of its original mid-2027 timeline. The company also expects that approximately half of its premium jet fleet will have new livery and interior work completed or in process by the end of 2026.

•Robust customer response to the Signature Membership program. In September, the company introduced the Wheels Up Signature Membership, a premium membership for its Challenger and Phenom fleets. Customer response to this new product has been positive and the company has already sold over 600 Signature Memberships since launch. These memberships represented more than 40% of total Membership Fund sales for the quarter, with approximately 25% of sales from new customers.

•Corporate membership growth reflects unique advantage of Delta partnership. For the fourth quarter, corporate Membership Fund sales grew 35% year-over-year. Corporate membership was our fastest growing segment and represented 40% of Membership Fund sales for the quarter.

•High-speed satellite Wi-Fi installation begins. The company has begun installation of streaming-quality satellite Wi-Fi on its Phenom and Challenger fleets. Given strong customer reaction, the company is accelerating its installation timeline and expects to have nearly all of its fleet equipped by the end of the year.

•Strategic sale-leaseback transaction. In December, the company executed a sale-leaseback transaction with an institutional capital provider for three Challenger and seven Phenom aircraft, consistent with its longer-term strategy of optimizing its mix of owned and leased aircraft. With long-term operating leases in place, the company will continue to operate the aircraft, all of which have or will be painted, branded, refurbished, and equipped with streaming-quality satellite Wi-Fi. The transaction generated a one-time gain on sale of approximately $24 million and net cash proceeds of approximately $30 million. The cash proceeds and incremental borrowing capacity unlocked by the transaction are expected to support Wheels Up's planned 2026 aircraft acquisitions.

Financial and Operating Highlights

	Three Months Ended December 31,
	2025	2024	% Change
Total Gross Bookings(1)	$269,024	$313,861	(14)%

Private Jet Gross Bookings(1)	$210,590	$212,395	(1)%

Live Flight Legs	10,235	12,731	(20)%

Private Jet Gross Bookings per Live Flight Leg	$20,575	$16,683	23%

Utility(2)	41.0	41.1	—%

Completion Rate	99%	98%	1 pp

On-Time Performance (D-60)	91%	87%	4 pp
	Year Ended December 31,
	2025	2024	% Change
Total Gross Bookings(1)	$1,039,501	$1,043,826	—%

Private Jet Gross Bookings(1)	$833,904	$810,133	3%

Live Flight Legs	44,694	50,116	(11)%

Private Jet Gross Bookings per Live Flight Leg	$18,658	$16,165	15%

	Three Months Ended December 31,
(In thousands, except percentages)	2025	2024	$ Change		% Change
Revenue	$183,842	$204,815	$(20,973)		(10)%
Gross profit	$12,799	$15,475	$(2,676)		(17)%
Adjusted Contribution	$35,058	$39,616	$(4,558)		(12)%
Adjusted Contribution Margin	19.1%	19.3%	n/a	(0.2)	pp
Net loss	$(28,875)	$(87,538)	$58,663		(67)%
Adjusted EBITDA	$32,928	$(11,307)	$44,235		n/m
Adjusted EBITDAR	$36,908	$(3,174)	$40,082		n/m

	Year Ended December 31,
(In thousands, except percentages)	2025	2024	$ Change		% Change
Revenue	$736,495	$792,104	$(55,609)		(7)%
Gross profit	$12,569	$2,483	$10,086		n/m
Adjusted Contribution	$104,069	$85,687	$18,382		21%
Adjusted Contribution Margin	14.1%	10.8%	n/a	3.3	pp
Net loss	$(294,217)	$(339,635)	$45,418		(13)%
Adjusted EBITDA	$(43,483)	$(117,873)	$74,390		63%
Adjusted EBITDAR	$(26,654)	$(84,613)	$57,959		68%
Net cash used in operating activities(3)	$(166,295)	$(77,888)	$(88,407)		n/m
__________________
For information regarding Wheels Up's use and definitions of our key operating metrics and non-GAAP financial measures, see “Definitions of Key Operating Metrics,” “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
(1)In thousands.
(2)For the three months ended December 31, 2025, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 60.7, 48.1 and 30.8 hours, respectively. Utility for the three months ended December 31, 2024 reflects the inclusion of 17 Embraer Phenom 300 series aircraft from November 13, 2024 to the end of the respective period and zero Challenger 300 series aircraft.
(3)During the years ended December 31, 2025 and 2024, we sold $576.0 million and $595.4 million, respectively, of Membership Funds.
n/m    Not meaningful

About Wheels Up
Wheels Up is a leading global provider of on-demand private aviation with a large, diverse fleet and a network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and premium commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations, via Air Partner Cargo. With the Wheels Up app and website, members can easily search, book, and fly. For more information, visit www.wheelsup.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements provide current expectations of future circumstances or events based on certain assumptions and include any statement, projection or forecast that does not directly relate to any historical or current fact. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, “we”, “us”, “our” or the “Company”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) Wheels Up’s growth plans, the size, demand, competition in and growth potential of the markets for Wheels Up’s service offerings and the degree of market adoption of Wheels Up’s membership program, charter offerings and any future services it may offer; (ii) the potential impact of Wheels Up’s cost reduction and operational efficiency and productivity initiatives on its business and results of operations, including timing, magnitude and possible effects on liquidity levels and working capital; (iii) Wheels Up’s fleet modernization strategy, its ability to execute such strategy on the timeline that it currently anticipates and the expected commercial, financial and operational impacts to Wheels Up, including due to changes in the market for purchases and sales of aircraft; (iv) Wheels Up’s liquidity and future cash flows, certain restrictions related to its indebtedness obligations and its ability to perform under its contractual and indebtedness obligations; (v) Wheels Up’s ability to achieve its financial goals in the future on the most recent schedule that it has announced; (vi) the potential impacts or benefits from pursuing strategic actions involving Wheels Up or its subsidiaries or affiliates, including, among others, acquisitions and divestitures, new debt or equity financings, refinancings of existing indebtedness, stock repurchases and commercial partnerships or arrangements; and (vii) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to, among others, fluctuations in interest rates, inflation, foreign currencies, taxes, tariffs and trade policies, government shutdowns or funding changes, and consumer and business spending decisions. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 11, 2025 (“2024 Annual Report”) and our other filings with the SEC. It is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDAR, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to any performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures,” respectively, in this press release. Wheels Up believes that these non-GAAP financial measures provide useful supplemental information to investors about Wheels Up. However, there are certain limitations related to the use of these non-GAAP financial measures and their nearest GAAP measures, including that they exclude significant expenses that are required to be recorded in Wheels Up’s financial measures under GAAP. Other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included in this press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended December 31,		Change in
	2025	2024	$	%
Revenue	$183,842	$204,815	$(20,973)	(10)%

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	157,498	176,266	(18,768)	(11)%
Technology and development	8,710	9,486	(776)	(8)%
Sales and marketing	20,013	21,371	(1,358)	(6)%
General and administrative	26,269	38,350	(12,081)	(32)%
Depreciation and amortization	13,545	13,074	471	4%
Gain on sale of aircraft held for sale	(39,272)	(1,942)	(37,330)	n/m
(Gain) loss on disposal of assets, net	(1,211)	3,295	(4,506)	n/m
Total costs and expenses	185,552	259,900	(74,348)	(29)%

Loss from operations	(1,710)	(55,085)	53,375	(97)%

Other income (expense):
Gain (loss) on divestiture	(152)	357	(509)	n/m
Loss on extinguishment of debt	(40)	(14,914)	14,874	n/m
Change in fair value of warrant liability	—	(17)	17	n/m
Interest income	405	922	(517)	(56)%
Interest expense	(24,996)	(18,089)	(6,907)	38%
Other income (expense), net	(1,248)	(218)	(1,030)	n/m
Total other income (expense)	(26,031)	(31,959)	5,928	(19)%

Loss before income taxes	(27,741)	(87,044)	59,303	(68)%

Income tax expense	(1,134)	(494)	(640)	n/m

Net loss	(28,875)	(87,538)	58,663	(67)%
Less: net income (loss) attributable to non-controlling interests	—	—	—	—%
Net loss attributable to Wheels Up Experience Inc.	$(28,875)	$(87,538)	$58,663	(67)%

Net loss per share of Class A common stock:
Basic and Diluted	$(0.04)	$(0.13)	$0.09	(68)%

Weighted-average shares of Class A common stock outstanding:
Basic and Diluted	721,809,784	697,836,353	23,973,431	3%

WHEELS UP EXPERIENCE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Year Ended December 31,		Change in
	2025	2024	$	%
Revenue	$736,495	$792,104	$(55,609)	(7)%

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	662,755	733,075	(70,320)	(10)%
Technology and development	38,762	40,690	(1,928)	(5)%
Sales and marketing	88,643	84,317	4,326	5%
General and administrative	145,300	137,594	7,706	6%
Depreciation and amortization	61,171	56,546	4,625	8%
Gain on sale of aircraft held for sale	(51,763)	(4,622)	(47,141)	n/m
(Gain) loss on disposal of assets, net	(4,960)	3,295	(8,255)	n/m
Total costs and expenses	939,908	1,050,895	(110,987)	(11)%

Loss from operations	(203,413)	(258,791)	55,378	21%

Other income (expense):
Gain on divestiture	1,681	2,003	(322)	n/m
Loss on extinguishment of debt	(119)	(17,714)	17,595	n/m
Change in fair value of warrant liability	—	(8)	8	n/m
Interest income	3,020	2,170	850	39%
Interest expense	(90,470)	(65,352)	(25,118)	38%
Other income (expense), net	(1,413)	(717)	(696)	n/m
Total other income (expense)	(87,301)	(79,618)	(7,683)	(10)%

Loss before income taxes	(290,714)	(338,409)	47,695	(14)%

Income tax expense	(3,503)	(1,226)	(2,277)	n/m

Net loss	(294,217)	(339,635)	45,418	(13)%
Less: net income (loss) attributable to non-controlling interests	—	—	—	—%
Net loss attributable to Wheels Up Experience Inc.	$(294,217)	$(339,635)	$45,418	(13)%

Net loss per share of Class A common stock:
Basic and Diluted	$(0.42)	$(0.49)	$0.07	(14)%

Weighted-average shares of Class A common stock outstanding:
Basic and Diluted	705,991,790	697,713,626	8,278,164	1%

WHEELS UP EXPERIENCE INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$133,926	$216,426
Accounts receivable, net	24,249	32,316
Other receivables	1,493	1,182
Parts and supplies inventories, net	11,586	12,177
Aircraft held for sale	18,463	35,663
Prepaid expenses	27,091	23,546
Other current assets	32,549	10,759
Total current assets	249,357	332,069
Property and equipment, net	219,729	348,339
Operating lease right-of-use assets	111,886	56,911
Goodwill	209,897	217,045
Intangible assets, net	75,102	96,904
Restricted cash	30,577	30,042
Other non-current assets	72,266	76,701
Total assets	$968,814	$1,158,011

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$19,039	$31,748
Accounts payable	20,443	29,977
Accrued expenses	104,010	89,484
Deferred revenue, current	738,852	749,432
Operating lease liabilities, current	16,891	13,953
Intangible liabilities, current	1,525	1,525
Other current liabilities	6,796	1,165
Total current liabilities	907,556	917,284
Long-term debt, net	316,358	376,308
Deferred revenue, non-current	—	180
Operating lease liabilities, non-current	121,067	50,810
Warrant liability	20	20
Intangible liabilities, non-current	7,626	9,152
Other non-current liabilities	8,288	485
Total liabilities	1,360,915	1,354,239

Mezzanine equity:
Executive performance award	—	5,881
Total mezzanine equity	—	5,881

Stockholders’ equity:
Common stock, $0.0001 par value; 1,500,000,000 authorized; 723,590,076 and 698,342,097 shares issued and 722,017,754 and 697,902,646 shares outstanding as of as of December 31, 2025 and December 31, 2024, respectively	72	70
Additional paid-in capital	2,020,408	1,921,581
Accumulated deficit	(2,397,112)	(2,102,895)
Accumulated other comprehensive loss	(5,633)	(12,662)
Treasury stock, at cost, 1,572,322 and 439,451 shares, respectively	(9,837)	(8,203)
Total Wheels Up Experience Inc. stockholders’ equity	(392,101)	(202,109)
Non-controlling interests	—	—
Total stockholders’ equity	(392,101)	(202,109)
Total liabilities and equity	$968,814	$1,158,011

WHEELS UP EXPERIENCE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(294,217)	$(339,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	61,171	56,546
Amortization of deferred financing costs and debt discount	17,522	8,711
Payment in kind interest	54,216	43,412
Equity-based compensation	45,430	45,977
Reserve for excess and obsolete inventory	3,622	12,063
Impairment of lease related assets	20,195	—
Loss on extinguishment of debt	119	17,714
Gain on sale of aircraft held for sale	(55,217)	(4,622)
Other	(13,839)	(2,060)
Changes in assets and liabilities:
Accounts receivable	2,528	2,794
Other receivables	(309)	4,349
Parts and supplies inventories	(3,173)	2,861
Prepaid expenses	(618)	30,117
Other non-current assets	5,774	33,803
Accounts payable	(9,252)	(2,882)
Accrued expenses	13,979	(11,233)
Deferred revenue	(12,959)	25,383
Other assets and liabilities	(1,267)	(1,186)
Net cash used in operating activities	(166,295)	(77,888)

Cash flows from investing activities:
Purchases of property and equipment	(93,629)	(122,811)
Capitalized software development costs	(11,469)	(15,021)
Proceeds from sale of divested business	20,689	7,894
Purchases of aircraft held for sale	(11,760)	(2,408)
Proceeds from sale of aircraft held for sale, net	271,587	85,560
Other	4,950	105
Net cash (used in) provided by investing activities	180,368	(46,681)

Cash flows from financing activities:
Proceeds from sales of shares of Common Stock	47,517	—
Purchase of shares for treasury	(1,633)	(485)
Proceeds from long-term debt	65,743	327,201
Payment of debt issuance costs	(152)	(1,594)
Repayments of long-term debt	(209,988)	(246,460)
Net cash (used in) provided by financing activities	(98,513)	78,662

Effect of exchange rate changes on cash	2,475	(450)

Net decrease in cash, cash equivalents and restricted cash	(81,965)	(46,357)
Cash, cash equivalents and restricted cash, beginning of period	246,468	292,825
Cash, cash equivalents and restricted cash, end of period	$164,503	$246,468

Definitions of Key Operating Metrics
Definitions of our key operating metrics are below. From time to time, we may adjust the definitions and calculations of our key operating metrics to reflect changes in our business or new data types, or to improve the accuracy and usefulness of such metrics. Our calculation of our key operating metrics may not be comparable to similarly titled measures reported by other companies.
Total Gross Bookings and Private Jet Gross Bookings. We define Total Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings, all group charter flights, which are charter flights with 15 or more passengers (“Group Charter Flights”), and all cargo flight services (“Cargo Services”). We believe Total Gross Bookings provides useful information about the scale of the overall global aviation solutions that we provide our members and customers.
We define Private Jet Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings (excluding Group Charter Flights and Cargo Services). We believe Private Jet Gross Bookings provides useful information about the aggregate amount our members and customers spend with Wheels Up versus our competitors.
For each of Total Gross Bookings and Private Jet Gross Bookings, the total gross spend by our members and customers is the amount invoiced to the member or customer and includes the cost of the flight and related services, such as catering, ground transportation, certain taxes, fees and surcharges. We use Total Gross Bookings and Private Jet Gross Bookings for historical period-to-period comparisons of our business and to identify trends, including relative to our competitors.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs, Group Charter Flights and Cargo Services. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform, and our ability to generate Flight revenue.
Private Jet Gross Bookings per Live Flight Leg. We use Private Jet Gross Bookings per Live Flight Leg to measure the average gross spend by our members and customers on all private jet flight services under our membership program and charter offerings for each Live Flight Leg.
Utility. We define Utility for the applicable period as the total revenue generating flight hours flown on our controlled aircraft fleet, excluding empty repositioning legs, divided by the monthly average number of available aircraft in our controlled aircraft fleet. Utility is expressed as a monthly average. We measure the revenue generating flight hours for a given flight on our controlled aircraft as the actual flight time from takeoff to landing. We determine the number of aircraft in our controlled aircraft fleet available for revenue generating flights at the end of the applicable month and exclude aircraft then classified as held for sale. We use Utility to measure the efficiency of our operations, our ability to generate a return on our assets and the impact of our fleet modernization strategy.
Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed, excluding customer-initiated flight cancellations.
On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.
Beginning with the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025, we changed the presentation of Completion Rate and On-Time Performance (D-60) to include wholesale flights, which we believe better aligns those metrics to information that we use internally to evaluate our operations and reported Live Flight Legs, which includes wholesale flights. Completion Rate and On-Time Performance (D-60) for the three months ended December 31, 2025 and 2024 reported in the table above includes wholesale flights, which were previously excluded from such metrics in the Company’s filings with the SEC beginning with the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024 through and including the 2024 Annual Report. Completion Rate and On-Time Performance (D-60) reported in the Company’s previously filed 2024 Annual Report, which excluded wholesale flight activity, were 98% and 80%, respectively.

Definitions of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) Equity-based compensation expense, (v) Acquisition and integration related expenses and (vi) other items not indicative of our ongoing operating performance, including but not limited to, restructuring charges. We calculate Adjusted EBITDAR as Adjusted EBITDA, as further adjusted for aircraft lease costs.

We include Adjusted EBITDA and Adjusted EBITDAR as supplemental measures for assessing operating performance, to be used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions, and to provide useful information for historical period-to-period comparisons of our business, as each measure removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance.

Adjusted EBITDAR is included as a supplemental measure, because we believe it provides an alternate presentation to adjust for the effects of financing in general and the accounting effects of capital spending and acquisitions of aircraft, which may be acquired outright, acquired subject to acquisition debt, including under the Revolving Equipment Notes Facility, by capital lease or by operating lease, each of which may vary significantly between periods and results in a different accounting presentation.

Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as Gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total Revenue.

We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR
The following tables reconcile Adjusted EBITDA and Adjusted EBITDAR to Net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(28,875)	$(87,538)	$(294,217)	$(339,635)
Add back (deduct):
Interest expense	24,996	18,089	90,470	65,352
Interest income	(405)	(922)	(3,020)	(2,170)
Income tax expense	1,134	494	3,503	1,226
Other expense, net	1,248	218	1,413	717
Depreciation and amortization	13,545	13,074	61,171	56,546
Change in fair value of warrant liability	—	17	—	8
(Gain) loss on divestiture	152	(357)	(1,681)	(2,003)
(Gain) loss on disposal of assets, net	(1,211)	3,295	(4,960)	3,295
Equity-based compensation expense	11,975	12,613	45,430	45,977
Integration and transformation expense(1)	1,021	—	5,253	—
Fleet modernization expense(2)	9,008	28,135	30,824	28,135
Restructuring charges(3)	—	365	—	7,850
Atlanta Member Operations Center set-up expense(4)	—	—	—	3,481
Certificate consolidation expense(5)	—	794	—	6,749
Other(6)	340	416	22,331	6,599
Adjusted EBITDA	$32,928	$(11,307)	$(43,483)	$(117,873)
Aircraft lease costs(7)	3,980	8,133	16,829	33,260
Adjusted EBITDAR	$36,908	$(3,174)	$(26,654)	$(84,613)
__________________
(1)Consists of expenses associated with the Company’s global integration efforts, including charges for employee separation programs and third-party advisor costs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3)Includes charges for contract termination fees and employee separation programs as part of our cost reduction and strategic business initiatives.
(4)Consists of expenses associated with establishing our Member Operations Center located in the Atlanta, Georgia area (“Atlanta Member Operations Center”) and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(5)Consists of expenses incurred to execute the consolidation of our U.S. Federal Aviation Administration (“FAA”) operating certificates, primarily related to pilot training and retention programs, and consultancy fees associated with planning and implementing the consolidation process.
(6)For the year ended December 31, 2025, primarily includes a one-time $20.2 million non-cash pre-tax right-of-use asset impairment charge associated with vacating our former New York City corporate office space for a smaller, centralized location and related on-going lease costs for the vacated space while we seek a sublease tenant. For the year ended December 31, 2024, includes (i) collections of certain aged receivables which were added back to Net loss in the reconciliation presented for the year ended December 31, 2022, (ii) reserves and/or write-off of certain aged receivables associated with the aircraft management business which was divested on September 30, 2023, (iii) expenses associated with litigation matters and (iv) amounts reserved during the second quarter of 2024 related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives.
(7)Aircraft lease costs are reflected in Cost of revenue on the consolidated statement of operations for the applicable period.

Refer to “Supplemental Expense Information” below, for further information.

Adjusted Contribution and Adjusted Contribution Margin
The following tables reconcile Adjusted Contribution to Gross profit, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$183,842	$204,815	$736,495	$792,104
Less: Cost of revenue	(157,498)	(176,266)	(662,755)	(733,075)
Less: Depreciation and amortization	(13,545)	(13,074)	(61,171)	(56,546)
Gross profit	12,799	15,475	12,569	2,483
Gross margin	7.0%	7.6%	1.7%	0.3%
Add back (deduct):
Depreciation and amortization	13,545	13,074	61,171	56,546
Equity-based compensation expense in Cost of revenue	71	131	273	2,228
Integration and transformation expense in Cost of revenue(1)	424	—	3,310	—
Fleet modernization expense in Cost of revenue(2)	8,981	10,033	28,444	10,033
Restructuring charges in Cost of revenue(3)	—	109	—	3,984
Atlanta Member Operations Center set-up expense in Cost of revenue(4)	—	—	—	1,860
Certificate consolidation expense in Cost of revenue(5)	—	794	—	5,297
Other in Cost of revenue(6)	(762)	—	(1,698)	3,256
Adjusted Contribution	$35,058	$39,616	$104,069	$85,687
Adjusted Contribution Margin	19.1%	19.3%	14.1%	10.8%
__________________
(1)Consists of expenses associated with the Company’s global integration efforts including charges for employee separation programs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3)Primarily includes charges for employee separation programs as part of our ongoing cost reduction and strategic business initiatives.
(4)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(5)Consists of expenses incurred to execute the consolidation of our FAA operating certificates, primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(6)Consists of amounts recovered on Parts and supplies inventory reserved during prior periods related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives, including fleet modernization.

Supplemental Revenue Information

(In thousands)	Three months ended December 31,		Change in
	2025	2024	$	%
Membership	$5,911	$11,483	$(5,572)	(49)%
Flight	161,621	163,897	(2,276)	(1)%
Other	16,310	29,435	(13,125)	(45)%
Total	$183,842	$204,815	$(20,973)	(10)%

(In thousands)	Year ended December 31,		Change in
	2025	2024	$	%
Membership	$28,887	$57,614	$(28,727)	(50)%
Flight	622,688	633,865	(11,177)	(2)%
Other	84,920	100,625	(15,705)	(16)%
Total	$736,495	$792,104	$(55,609)	(7)%

Supplemental Expense Information

(In thousands)	Three Months Ended December 31, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$71	$195	$349	$11,360	$11,975
Integration and transformation	424	284	73	240	1,021
Fleet modernization expense	8,981	—	—	27	9,008
Other	(762)	—	—	1,102	340

(In thousands)	Year Ended December 31, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$273	$1,365	$1,139	$42,653	$45,430
Integration and transformation	3,310	284	573	1,086	5,253
Fleet Modernization	28,444	—	72	2,308	30,824
Other	(1,698)	—	—	24,029	22,331

(In thousands)	Three Months Ended December 31, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$131	$421	$233	$11,828	$12,613
Restructuring charges	109	—	—	256	365
Fleet modernization expense(1)	10,033	—	33	3,666	28,135
Certificate consolidation expense	794	—	—	—	794
Other	—	—	—	416	416

(In thousands)	Year Ended December 31, 2024
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$2,228	$1,302	$661	$41,786	$45,977
Restructuring charges	3,984	—	1,648	2,218	7,850
Fleet modernization expense(1)	10,033	—	33	3,666	28,135
Atlanta Member Operations Center set-up expense	1,860	—	—	1,621	3,481
Certificate consolidation expense	5,297	—	—	1,452	6,749
Other	3,256	—	—	3,343	6,599
__________________
(1)Total Fleet modernization expense includes loss on debt extinguishment of $14.4 million for the three and twelve months December 31, 2024 associated with the redemption in-full of the Company’s former 2022 equipment notes on November 13, 2024.